Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces First Quarter 2016 Results

HOUSTON, TEXAS — May 9, 2016 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its first quarter 2016 results.

Production for the three months ended March 31, 2016 averaged 39,527 barrels of oil equivalent per day (Boe/d).  Production was comprised of 77% oil, 11% natural gas liquids (NGLs) and 12% natural gas for the quarter.

Halcón generated total revenues of $81.3 million for the first quarter of 2016.  In addition, Halcón realized a net gain on settled derivative contracts of $107.7 million during the quarter.

Excluding the impact of hedges, Halcón realized 80% of the average NYMEX oil price, 14% of the average NYMEX oil price for NGLs and 75% of the average NYMEX natural gas price during the first quarter of 2016.

Total operating costs per unit, after adjusting for selected items (see Selected Operating Data table for additional information), decreased by 15% to $16.66 per Boe during the three months ended March 31, 2016, compared to the same period of 2015.

After adjusting for selected items primarily related to a non-cash, pre-tax full cost ceiling impairment charge (see Selected Item Review and Reconciliation table for additional information), net income was $29.7 million, or $0.21 per diluted share for the first quarter of 2016.  Halcón reported a net loss available to common stockholders of $566.9 million, or $4.72 per diluted share for the first quarter.

Liquidity and Capital Spending

As of March 31, 2016 Halcón’s liquidity was approximately $564 million, which consisted of cash on hand plus undrawn capacity on the Company’s senior secured revolving credit facility with a $700 million borrowing base.  The Company’s next scheduled borrowing base redetermination date is September 1, 2016.

During the first quarter of 2016, the Company incurred capital costs of $52 million on drilling and completions, and approximately $2 million on infrastructure, seismic and leasehold acquisitions.  In addition, Halcón incurred $36 million for capitalized interest, G&A and other.

Hedging Update

Halcón has 25,331 barrels per day of oil hedged for the last nine months of 2016 at an average price of $80.50 per barrel.  For 2017, the Company has 3,750 barrels per day of oil hedged at an average price of $65.75 per barrel.  Halcón estimates the pre-tax mark-to-market value of its hedge portfolio to be approximately $220 million as of May 5, 2016.

Operations Update

The Company is currently running 1 operated rig in the Fort Berthold area of the Williston Basin and plans to keep this rig running through the remainder of 2016.  Halcón has no other operated rigs running and the Company does not plan additional rigs until oil prices improve.  The Company currently has 14 wells in the Bakken being completed or waiting on completion and none in the Eagle Ford.

Bakken/Three Forks

The Company operated an average of 2 rigs in the Williston Basin during the first quarter of 2016.

Halcón spudded 4 wells and put 5 wells online in the Fort Berthold area of the Williston Basin during the three months ended March 31, 2016. The Company also participated in 3 non-operated wells during the quarter across the basin with an average working interest of approximately 6.75%. Production averaged 28,606 Boe/d during the first quarter of 2016 in the Williston Basin.

Halcón currently has working interests in approximately 123,000 net acres prospective for the Bakken and Three Forks formations in the Williston Basin, substantially all of which are held by production (HBP). With one operated rig running, the Company plans to spud 15 gross operated wells over the remaining nine months of 2016 with an average working interest of approximately 64%. Halcón also expects to participate in 15-20 gross non-operated wells over the last nine months of 2016 with an average working interest of approximately 0.5%.  Halcón expects operated wells put online over the remainder of 2016 to have an average EUR of approximately 900 MBoe.  Current estimated operated drilling and completion costs are $6.2 million in FBIR and $5.7 million in Williams County.

The Company is currently the operator of 211 producing Bakken wells and 66 Three Forks wells.

“El Halcón” - East Texas Eagle Ford

The Company operated 1 rig in El Halcón during the first quarter of 2016. Halcón spudded 2 wells and put 4 wells online in the play during the three months ended March 31, 2016. Production averaged 8,380 Boe/d during the first quarter of 2016 in El Halcón.

Halcón currently has working interests in approximately 88,000 net acres prospective for the Eagle Ford formation in East Texas, approximately 76% of which is HBP. The Company currently operates 113 El Halcón wells.  Halcón anticipates adding a rig back to this area when oil prices improve.

Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Tuesday, May 10, 2016, at 10:00 a.m. EDT (9:00 a.m. CDT). To participate in the conference call, dial (877) 810-3368 for domestic callers, and (914) 495-8561 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 93994718.  The conference call will also be webcast live over the Internet on Halcón Resources’ website at http://www.halconresources.com in the Investor Relations section under Events & Presentations.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until May 17, 2016.  To access the replay, dial (855) 859-2056 for domestic callers or (404) 537-3406 for international callers, in both cases referencing conference ID 93994718.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Quentin Hicks, Senior Vice President of Finance & Investor Relations, at 832-538-0557 or qhicks@halconresources.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$74,967	$124,413
Natural gas	3,742	6,959
Natural gas liquids	1,937	4,068
Total oil, natural gas and natural gas liquids sales	80,646	135,440
Other	703	754
Total operating revenues	81,349	136,194

Operating expenses:
Production:
Lease operating	20,578	33,785
Workover and other	7,791	3,114
Taxes other than income	7,258	12,241
Gathering and other	11,384	13,746
Restructuring	4,884	1,921
General and administrative	41,616	24,409
Depletion, depreciation and accretion	55,266	119,144
Full cost ceiling impairment	496,900	554,003
Other operating property and equipment impairment	28,056	—
Total operating expenses	673,733	762,363

Income (loss) from operations	(592,384)	(626,169)

Other income (expenses):
Net gain (loss) on derivative contracts	18,742	99,748
Interest expense and other, net	(47,791)	(61,307)
Gain (loss) on extinguishment of debt	81,434	—
Total other income (expenses)	52,385	38,441
Income (loss) before income taxes	(539,999)	(587,728)
Income tax benefit (provision)	—	87
Net income (loss)	(539,999)	(587,641)
Series A preferred dividends	(3,198)	(4,901)
Preferred dividends and accretion on redeemable noncontrolling interest	(23,665)	(8,651)
Net income (loss) available to common stockholders	$(566,862)	$(601,193)

Net income (loss) per share of common stock:
Basic	$(4.72)	$(7.16)
Diluted	$(4.72)	$(7.16)
Weighted average common shares outstanding:
Basic	120,011	83,937
Diluted	120,011	83,937

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2016	2015
Current assets:
Cash	$8,603	$8,026
Accounts receivable	139,245	173,624
Receivables from derivative contracts	262,493	348,861
Restricted cash	16,977	16,812
Inventory	4,761	4,635
Prepaids and other	7,923	4,635
Total current assets	440,002	556,593
Oil and natural gas properties (full cost method):
Evaluated	7,522,052	7,060,721
Unevaluated	1,270,045	1,641,356
Gross oil and natural gas properties	8,792,097	8,702,077
Less - accumulated depletion	(6,483,529)	(5,933,688)
Net oil and natural gas properties	2,308,568	2,768,389
Other operating property and equipment:
Gas gathering and other operating assets	100,187	130,090
Less - accumulated depreciation	(21,795)	(22,435)
Net other operating property and equipment	78,392	107,655
Other noncurrent assets:
Receivables from derivative contracts	13,857	16,614
Debt issuance costs, net	6,007	7,633
Equity in oil and natural gas partnership	64	209
Funds in escrow and other	1,590	1,599
Total assets	$2,848,480	$3,458,692

Current liabilities:
Accounts payable and accrued liabilities	$213,615	$295,085
Asset retirement obligations	164	163
Total current liabilities	213,779	295,248
Long-term debt, net	2,879,517	2,873,637
Other noncurrent liabilities:
Liabilities from derivative contracts	143	290
Asset retirement obligations	47,948	46,853
Other	7,238	6,264
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	207,651	183,986
Stockholders’ equity (deficit):
Preferred stock: 1,000,000 shares of $0.0001 par value authorized; 222,454 and 244,724 shares of 5.75% Cumulative Perpetual Convertible Series A, issued and outstanding at March 31, 2016 and December 31, 2015, respectively	—	—
Common stock: 1,340,000,000 shares of $0.0001 par value authorized; 122,739,612 and 122,523,559 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	12	12
Additional paid-in capital	3,286,551	3,283,097
Accumulated deficit	(3,794,359)	(3,230,695)
Total stockholders’ equity (deficit)	(507,796)	52,414
Total liabilities and stockholders’ equity (deficit)	$2,848,480	$3,458,692

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(539,999)	$(587,641)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and accretion	55,266	119,144
Full cost ceiling impairment	496,900	554,003
Other operating property and equipment impairment	28,056	—
Share-based compensation, net	2,145	4,772
Unrealized loss (gain) on derivative contracts	88,978	8,001
Amortization and write-off of deferred loan costs	1,746	1,559
Non-cash interest and amortization of discount and premium	551	1,107
Loss (gain) on extinguishment of debt	(81,434)	—
Accrued settlements on derivative contracts	(32,882)	(37,592)
Other income (expense)	1,925	2,541
Cash flow from operations before changes in working capital	21,252	65,894
Changes in working capital	13,122	28,041
Net cash provided by (used in) operating activities	34,374	93,935

Cash flows from investing activities:
Oil and natural gas capital expenditures	(116,759)	(264,626)
Other operating property and equipment capital expenditures	(646)	(4,345)
Funds held in escrow and other	(351)	959
Net cash provided by (used in) investing activities	(117,756)	(268,012)

Cash flows from financing activities:
Proceeds from borrowings	286,000	361,000
Repayments of borrowings	(200,648)	(217,000)
Debt issuance costs	(1,185)	—
Common stock issued	—	6,019
Restricted cash	(151)	(191)
Offering costs and other	(57)	(853)
Net cash provided by (used in) financing activities	83,959	148,975

Net increase (decrease) in cash	577	(25,102)

Cash at beginning of period	8,026	43,713
Cash at end of period	$8,603	$18,611

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended March 31,
	2016	2015
Production volumes:
Crude oil (MBbls)	2,776	3,096
Natural gas (MMcf)	2,520	2,635
Natural gas liquids (MBbls)	401	342
Total (MBoe)	3,597	3,877
Average daily production (Boe/d)	39,527	43,078

Average prices:
Crude oil (per Bbl)	$27.01	$40.19
Natural gas (per Mcf)	1.48	2.64
Natural gas liquids (per Bbl)	4.83	11.89
Total per Boe	22.42	34.93

Cash effect of derivative contracts:
Crude oil (per Bbl)	$38.68	$34.27
Natural gas (per Mcf)	0.14	0.62
Natural gas liquids (per Bbl)	—	—
Total per Boe	29.95	27.79

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$65.69	$74.46
Natural gas (per Mcf)	1.62	3.26
Natural gas liquids (per Bbl)	4.83	11.89
Total per Boe	52.37	62.72

Average cost per Boe:
Production:
Lease operating	$5.72	$8.71
Workover and other	2.17	0.80
Taxes other than income	2.02	3.16
Gathering and other, as adjusted(1)	2.23	2.00
Restructuring	1.36	0.50
General and administrative, as adjusted(1)	4.52	4.93
Depletion	14.72	30.08

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$11.57	$6.29
Share-based compensation:
Non-cash	(0.60)	(1.23)
Transaction costs, key employee retention agreements and other:
Cash	(6.45)	(0.13)
General and administrative, as adjusted	$4.52	$4.93

Gathering and other, as reported	$3.16	$3.55
Rig termination / stacking charges	(0.93)	(1.55)
Gathering and other, as adjusted	$2.23	$2.00

Total operating costs, as reported	$24.64	$22.51
Total adjusting items	(7.98)	(2.91)
Total operating costs, as adjusted(2)	$16.66	$19.60

(2) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in reconciliation above.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
As Reported:
Net income (loss) available to common stockholders, as reported	$(566,862)	$(601,193)
Series A preferred dividends	3,198	4,901
Preferred dividends and accretion on redeemable noncontrolling interest	23,665	8,651
Net income (loss), as reported	(539,999)	(587,641)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$88,841	$7,581
Natural gas	137	420
Total mark-to-market non-cash charge	88,978	8,001
Full cost ceiling impairment	496,900	554,003
Other operating property and equipment impairment	28,056	—
Loss (gain) on extinguishment of debt	(81,434)	—
Deferred financing costs expensed, net (1)	665	—
Restructuring	4,884	1,921
Rig termination / stacking charges, key employee retention agreements and other	27,524	11,548
Selected items, before income taxes	565,573	575,473
Income tax effect of selected items (2)	—	(3,855)
Selected items, net of tax	565,573	571,618

As Adjusted:
Net income (loss) available to common stockholders, excluding selected items	$25,574	$(16,023)
Net income (loss) from assumed conversions	4,140	—
Net income (loss) available to common stockholders after assumed conversions, excluding selected items (3)	$29,714	$(16,023)

Basic net income (loss) per common share, as reported	$(4.72)	$(7.16)
Impact of selected items	4.93	6.97
Basic net income (loss) per common share, excluding selected items (3)	$0.21	$(0.19)

Diluted net income (loss) per common share, as reported	$(4.72)	$(7.16)
Impact of selected items	4.93	6.97
Diluted net income (loss) per common share, excluding selected items (3)(4)	$0.21	$(0.19)

Net cash provided by (used in) operating activities	$34,374	$93,935
Changes in working capital	(13,122)	(28,041)
Cash flow from operations before changes in working capital	21,252	65,894
Cash components of selected items	63,455	48,530
Income tax effect of selected items (2)	—	(4,051)
Cash flow from operations before changes in working capital, adjusted for selected items (4)	$84,707	$110,373

(1) Represents charges related to the write-off of debt issuance costs associated with decreases in the Company’s borrowing base under its senior revolving credit facility.

(2) For the 2016 column this represents tax impact using an estimated tax rate of 0.0% due to the Company maintaining a full valuation allowance.

For the 2015 column this represents tax impact using an estimated tax rate of 37.04%. This column includes a $209.3 million adjustment for the change in valuation allowance.

(3) Net income (loss) and earnings per share excluding selected items and cash flow from operations before changes in working capital adjusted for selected items are non-GAAP measures. These financial measures are presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results.  Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(4) The impact of selected items for the three months ended March 31, 2016 and 2015 was calculated based upon weighted average diluted shares of 143.8 million and 83.9 million, respectively, due to the net income available to common stockholders, excluding selected items.